CERTIFICATE OF AMENDMENT AND
AMENDMENT NO. 1

TO THE ENBRIDGE SUPPLEMENTAL PENSION PLAN AS AMENDED AND RESTATED TO JANUARY 1, 2018

I, Melissa Moye, the Chief Human Resources Officer of Enbridge Inc. (respectively the"CHRO" and the"Company"), am an officer of the Company authorized to sign a certificate of amendment, and hereby certify that by the following resolution is in full force and effect as of the date hereof.
WHEREAS, the Company sponsors and maintains the Enbridge Supplemental Pension Plan, as amended and restated as of January 1, 2018 (as further amended) (the "Supplemental Plan"), for the benefit of its and its affiliates' eligible employees and their beneficiaries;
WHEREAS, pursuant to Section 1.9.01 of the Supplemental Plan, the Company has the authority to amend the Supplemental Plan through the execution of a certificate of amendment signed by an officer of the Company;
WHEREAS, the Company wishes to amend the Supplemental Plan to confirm that for individuals who became eligible to participate in the Retirement Plan for Employees of Enbridge Inc. and affiliates as amended and restated to January 1, 2021 (as further amended) (the"El Plan") either through a merger between the WEI Plan, or the Spectra Plans, (each as defined below) with the El Plan, or by virtue of being a Spectra Plan Member, or a Former Spectra Employee, (each as defined in the El Plan) service accrued prior to the date these individuals became Members of the El Plan is excluded from the calculation of the benefit payable under the Supplemental Plan (as that same service qualifies for benefit accrual under another supplemental pension plan sponsored by the Company or any of its affiliates); and
IT IS RESOLVED THAT, effective as of January 1, 2021, the Plan is amended as follows:

1.A new Section 1.1.05 is added after Section 1.1.04 as follows:

"1.1.05 Effective January 1, 2021 and January 1, 2022, the WEI Plan and the Spectra Plans, respectively, were merged into the El Plan and all of the assets and liabilities of the WEI Plan and the Spectra Plans were merged into the El Plan. Certain former members

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of the WEI Plan and the Spectra Plans had become Members of the El Plan prior to January 1, 2021 (i.e. by virtue of being one or more of (a) a Spectra Plan Member, or (b) a Former Spectra Employee, each as defined in the El Plan). For former members of the WEI Plan and the Spectra Plans, service accrued prior to the date these individuals became Members of the El Plan is excluded from the calculation of the benefit payable under this Supplemental Plan (as that same service qualifies for benefit accrual under another supplemental pension plan sponsored by the Company or any of its affiliates)."
2.A new Section 1.2.47a is added after 1.2.47, as follows:

"1.2.47a "Spectra Plans" means the Union Gas Management and Supervisory Pension Plan, the Union Gas Pension Plan for Salaried Employees Formerly Employed by Centra Gas Inc, the Union Gas Bargaining Unit Pension Plan, the Union Gas Pension Plan - Group One, and the Union Gas Pension Plan - Group Three.
3.A new Section 1.2.52 is added after Section 1.2.51, as follows:

1.2.52 "WEI Plan" means the Westcoast Energy Inc. Employees' Retirement Plan."

4.A new sentence is added to the end of Section 1.3.01, as follows:

"Additionally, any benefit for a person who became eligible to participate in the El Plan either through a merger between the WEI Plan, or the Spectra Plans, with the El Plan, or by virtue of being a Spectra Plan Member, or a Former Spectra Employee, (each as defined in the El Plan) that is attributable to service prior to the date that the person became a Member of the El Plan shall be excluded from the calculation of the benefit payable from the defined benefit provisions for the El Plan."
5.A new Section 1.8.11 is added after Section 1.8.10, as follows:

"For greater certainty, in no event will benefits payable under this Plan result in duplication of benefits to any individual entitled to benefits under another supplemental pension plan provided by any Participating Employer hereunder for the same period of service."
6.A new Subsection 2.1.02(e) is added after Subsection 2.1.02(d), as follows:

"(e) for greater certainty, any benefit for a person who became eligible to participate in the El Plan either through a merger between the WEI Plan, or the Spectra Plans, with the

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El Plan, or by virtue of being a Spectra Plan Member, or a Former Spectra Employee, (each as defined in the El Plan) that is attributable to service prior to the date that the person became a Member of the El Plan shall be excluded from the calculation of the benefit payable from the defined benefit provisions for the El Plan."

IT IS FURTHER RESOLVED THAT, IN RESPECT OF THE FOREGOING RESOLUTIONS,

7.The 1st Amendment to the Plan is hereby adopted and approved on behalf of the Company effective as of the dates specified herein, and the Company's officers are hereby authorized to execute that Amendment substantially in the form attached to these resolutions, and to take such actions as may be required to obtain approval by government regulators including the right to make such amendments as may be required by such authorities.

DATED at    Houston, TX    this day of     , 2023.

Melissa Moye, Chief Human Resources Officer, Enbridge Inc.

By delegated authority from the Pension Committee of Enbridge Inc.

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